UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2016

POW! ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52414	90-0139831
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9440 Santa Monica Boulevard, #620, Beverly Hills, CA 90210

(Address of principal executive offices with Zip Code)

310-275-9933

(Registrant’s telephone number,

 including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 12, 2016, POW! Entertainment, Inc. (the “Company”) entered into a promissory note (the “Note”) under which it may receive advances from the Lender of up to $680,000. The advances bear interest at the Prime Rate announced by Citibank, N. A., from time to time, and are to be repaid on December 31, 2016, unless sooner due as a result of a change in control of the Company or the Company’s bankruptcy. The Note may be prepaid, in whole or in part, at any time without penalty.

The foregoing summary is qualified in its entirety by reference to the full text of the Note, a copy of which is set forth as Exhibit 10.1 to this Form 8-K and made a part hereof.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Promissory Note, dated April 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2016	POW! Entertainment, Inc.

	By:	/s/Gill Champion
Gill Champion
President and Chief Executive Officer
(Principal Executive Officer)